STOCK OPTION AGREEMENT

This Stock Option Agreement (this “Agreement”) is made as of September 27, 2012 (“Grant Date”), between Fortress International Group, Inc. (the “Company”) and Kenneth D. Schwarz (the “Option Holder”). The Board of Directors of the Company has authorized the grant of an option (the “Option”) to purchase shares of the Company’s common stock (“Common Stock”) to the Option Holder, subject to the terms and provisions of this Agreement. For the avoidance of doubt, the Option is not being granted under the Company’s 2006 Omnibus Incentive Compensation Plan.

The Company and the Option Holder agree as follows:

1.	The Company grants to the Option Holder, subject to the terms and conditions of this Agreement, an Option to purchase 350,000 shares of Common Stock (“Option Shares”) in installments as set forth in paragraph 2 of this Agreement at an exercise per share equal to the average of the high and low bid prices for the Common Stock reported daily on the OTCQB marketplace during the 20 trading days following the Grant Date (the “Exercise Price”).

2.	The Option shall become exercisable and may be exercised in installments in accordance with the following schedule:

(a)	with respect to 34,000 Option Shares, on the first anniversary of the Grant Date;

(b)	with respect to 33,000 Option Shares, on the second anniversary of the Grant Date;

(c)	with respect to 33,000 Option Shares, on the third anniversary of the Grant Date;

(d)	with respect to 100,000 Option Shares, when the Fair Market Value is $1.00 for 20 consecutive Business Days;

(e)	with respect to 100,000 Option Shares, when the Fair Market Value is $1.50 for 20 consecutive Business Days; and

(f)	with respect to 50,000 Option Shares, when the Fair Market Value is $2.00 for 20 consecutive Business Days.

For purposes of this Agreement, (x) “Fair Market Value” means the fair market value of a share of Common Stock as determined in good faith by the Company’s Board of Directors, and (y) “Business Day” means any day other than Saturday, Sunday, or a day on which commercial banks are authorized or required by law to close.

3.	Upon a Change in Control, the Option shall become immediately exercisable. For purposes of this Agreement, a “Change in Control” means any one or more of the following: (a) the Company is merged, consolidated or reorganized into or with another corporation, partnership, limited liability company, trust, or other legal person (collectively, a “Business Entity”), and immediately after such merger, consolidation, or reorganization less than fifty percent (50%) of the combined voting power of the then-outstanding securities of such Business Entity immediately after such transaction are held in the aggregate by the holders of voting stock of the Company immediately prior to such transaction; (b) the Company sells all or substantially all of its assets to any other Business Entity, and less than fifty percent (50%) of the combined voting power of the then-outstanding securities of such Business Entity immediately after such sale are held in the aggregate by the holders of voting stock of the Company immediately prior to such sale; or (c) any person (as the term “person” is used in Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended) or group of persons acting in concert has become the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing fifty percent (50%) or more of the voting stock of the Company.

4.	Notwithstanding paragraphs 2 and 3 of this Agreement, the Option may not be exercised after September 27, 2022.

5.	The Option is nontransferable otherwise than by will or the laws of descent and distribution, and, during the lifetime of the Option Holder, the Option may be exercised only by the Option Holder or, during the period the Option Holder is under a legal disability, by the Option Holder’s guardian or legal representative. Except as provided above, the Option may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

6.	Except as otherwise set forth in this Agreement, if the Option Holder ceases to be actively employed for any reason by the Company or a Subsidiary, the Option shall terminate effective the close of business on the date the Option Holder ceases to be a regular, full-time employee of the Company or a Subsidiary, except (a) to the extent previously exercised, (b) as provided in paragraph 7 of this Agreement, and (c) in the case of involuntary termination of employment, for a period of 60 days thereafter the Option Holder shall be entitled to exercise that portion of the Option that was exercisable at the close of business on the date the Option Holder ceased to be a regular, full-time employee of the Company or a Subsidiary, provided that in no event may any Option be exercised after September 27, 2022. For purposes of this Agreement, a “Subsidiary” means any corporation, partnership, joint venture, affiliate or other entity in which the Company has a majority voting interest.

7.	If the Option Holder dies without the Option covered by this Agreement having been exercised in full, the executor or administrator of the Option Holder’s estate or the person who inherits the right to exercise the Option by bequest or inheritance shall have the right within three years of the Option Holder’s death to purchase the number of Option Shares the Option Holder was entitled to purchase at the date of death, after which such Option will lapse, provided that in no event may such Option be exercised after September 27, 2022.

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8.	The Option shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Option Shares with respect to which the Option is to be exercised, accompanied by full payment for the Option Shares. The Exercise Price shall be payable to the Company in full either: (a) in cash or its equivalent, (b) by tendering previously acquired shares of Common Stock having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price (provided that the shares that are tendered must have been held by the Option Holder for at least six (6) months prior to their tender to satisfy the Exercise Price), (c) by withholding shares of Common Stock issuable pursuant to the exercise of the Option having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or (d) such other methods as the Company shall authorize. The Company may permit the exercise of the Option upon the receipt from a third party of payment (or a commitment to make payment) in full in cash for the Exercise Price prior to the issuance of the Option Shares in the manner and subject to the procedures as may be established by the Company. As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Option Holder, in the Option Holder’s name, certificates in an appropriate amount based upon the number of Option Shares purchased under the Option.

9.	The Option may be exercised non-sequentially in respect of any other option to acquire Common Stock granted to the Option Holder, whether now in the Option Holder’s possession or hereafter acquired.

10.	At the time the Option is exercised, in whole or in part, or at any time thereafter as requested by the Company, the Option Holder hereby authorizes withholding from payroll or any other payment of any kind due the Option Holder and otherwise agrees to make adequate provision for foreign, federal, state and local taxes required by law to be withheld, if any, which arise in connection with the Option. The Company may require the Option Holder to make a cash payment to cover any withholding tax obligation as a condition of exercise of the Option or issuance of share certificates representing Option Shares.

The Company may permit the Option Holder to satisfy, in whole or in part, any withholding tax obligation that may arise in connection with the Option either by electing to have the Company withhold from the shares of Common Stock to be issued upon exercise that number of shares of Common Stock, or by electing to deliver to the Company already-owned shares of Common Stock, in either case having a Fair Market Value equal to the amount necessary to satisfy the statutory minimum withholding amount due. If the Option Holder elects to satisfy the tax withholding obligation by having the Company withhold shares of Common Stock upon the exercise of the Option, the number of shares of Common Stock to be withheld shall be based on the minimum estimated federal, state and local taxes payable by the Option Holder as a result of the exercise of the options.

11.	Nothing in this Agreement shall interfere with or limit in any way the right of the Company to terminate the Option Holder’s employment at any time, nor confer upon the Option Holder any right to continue in the employ of the Company.

12.	No provision of this Agreement may be amended unless such amendment is in writing and signed by the Option Holder and the Company.

13.	All obligations of the Company under this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
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14.	To the extent not preempted by federal law, this Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof.

The undersigned parties have executed this Agreement as of the day and year first above written.

FORTRESS INTERNATIONAL GROUP, INC.

By:	/s/ Anthony Angelini
Anthony Angelini
Chief Executive Officer

OPTION HOLDER

/s/ Kenneth D. Schwarz
Kenneth D. Schwarz

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